Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
279,851 shares	Warrant Number M-1

Common Stock Purchase Warrant
of
Lucas Energy, Inc.

THIS CERTIFIES that Robertson Global Credit, LLC, or any subsequent holder hereof (“Robertson”) has the right to purchase from Lucas Energy, Inc., a Nevada company (“LEI”), Two Hundred and Seventy-Nine Thousand Eight Hundred and Fifty-One (279,851) fully paid and nonassessable shares, of LEI's common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term of this Warrant (as defined below).

Robertson agrees with LEI that this Common Stock Purchase Warrant of LEI (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.           Date of Issuance and Term; Ownership Limitation.

This Warrant shall be deemed to be granted on August 13, 2013 (“Date of Issuance”), provided that the grant of this Warrant and the issuance of any Warrant Shares (as defined below) shall be subject in all cases to the listing of the Warrant Shares on the NYSE MKT and the execution by Robertson of the Accredited Investor Certification attached hereto.  The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., Central Standard Time, on the earlier of the date (a) that is five (5) years after the Date of Issuance, or (b) three (3) years after the date of payment in full by LEI of all obligations due on the Loan Agreement (the “Term”).  This Warrant was issued in conjunction with the entry by Louise H. Rogers and LEI into a Letter Loan Agreement on August 13, 2013 (the “Loan Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to such terms as provided in the Loan Agreement and exhibits thereto.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Robertson upon such Exercise (as defined in Section 2(a)), when added to the number of shares of Common Stock, if any, that Robertson otherwise beneficially owns (outside of this Warrant, and not including any other warrants or securities of Robertson’s having a provision substantially similar to this paragraph) at the time of such Exercise, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Exercise of this Warrant held by Robertson, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Exercise includes a signed representation by Robertson that the issuance of the shares in such Notice of Exercise will not violate the Beneficial Ownership Limitation, and LEI shall not be entitled to require additional documentation of such satisfaction.

The Beneficial Ownership Limitation provisions of this Section 1 may be waived by Robertson, at the election of Robertson, upon not less than sixty-one (61) days’ prior written notice to LEI, to change the Beneficial Ownership Limitation to any other percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of the Warrants held by Robertson.  The provisions of this paragraph shall be construed or implemented in a manner in strict conformity with the terms of this Section 1 which may include, but not be limited to correcting this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2.           Exercise.

(a) Manner of Exercise. During the Term and upon occurrence of an Exercise Event, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below, provided a Cashless Exercise may not be used until after six (6) months from the date hereof and a Cashless exercise may not be used if the Warrant Shares have been registered with the Securities and Exchange Commission) for each share of Common Stock as to which this Warrant is Exercised, provided that the holder shall be prohibited from exercising any portion of this Warrant until the earlier of (a) the repayment in full of the Loan; or (b) the occurrence of an Event of Default under the Loan Agreement (each (a) and (b), an “Exercise Event”). The Notice of Exercise shall be delivered to the office of LEI, Attn: Secretary; Lucas Energy, Inc., 3555 Timmons Lane, Suite 1550, Houston, Texas 77027 or at such other location as LEI may then be located or such other office or agency as LEI may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).  In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon Robertson’s delivery of a Notice of Exercise to LEI.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

(b)  Date of Exercise.  The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to LEI or its transfer agent (“Transfer Agent”) (including but not limited to a scanned “PDF” file which is delivered as an attachment to an e-mail to LEI), provided that the original Warrant (if delivery of the original Warrant is required pursuant to Section 2(h) hereof) and Notice of Exercise Form are received by LEI and the Exercise Price is satisfied, each as soon as practicable thereafter.  Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise Form is received by LEI, if Robertson has not sent advance notice by facsimile.  Upon delivery of the Notice of Exercise Form to LEI by facsimile or otherwise, Robertson shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to Robertson’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.  LEI shall deliver any objection to any Notice of Exercise within five (5) Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of Robertson shall be controlling and determinative in the absence of manifest error.  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Houston, Texas are authorized or required by law or executive order to remain closed.

(c)  Delivery of Common Stock Upon Exercise.  Within ten (10) Trading Days from the delivery to LEI of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by Robertson of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), LEI shall issue and deliver (or cause its transfer agent to issue and deliver) in accordance with the terms hereof to or upon the order of Robertson that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, LEI shall, at its own cost and expense, take all necessary action, which shall not include obtaining and delivering an opinion of counsel to assure that LEI's transfer agent shall issue stock certificates in the name of Robertson (or its nominee) or such other persons as designated by Robertson and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise, which action shall be the sole responsibility of Robertson. LEI warrants that no instructions other than these instructions have been or will be given to the transfer agent of LEI's Common Stock and that, unless waived by Robertson, in the event the Exercise Shares are eligible to be issued without legend pursuant to Rule 144 under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) in the reasonable determination of LEI’s counsel, upon receipt from Robertson of an opinion of counsel as to the fact that such Exercise Shares are eligible to be issued without legend, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met, and Robertson has supplied LEI with an opinion of counsel as to such fact, acceptable to LEI, which acceptance shall not be unreasonably withheld.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

(d)  Legends.

(i) Restrictive Legend. Robertson understands that (a) the Warrant and, (b) until such time as Exercise Shares have been registered under the 1933 Act, if ever, or, may be sold pursuant to Rule 144 under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(d)(i)): (i) while a registration statement covering the resale of such security is effective under the Securities Act (provided that Robertson has agreed to sell the Exercise Shares in connection with and pursuant to the registration statement), or (ii) following any valid and applicable sale of such Exercise Shares pursuant to Rule 144, which determination shall be made in the sole determination of LEI’s counsel, provided that LEI may request an opinion from Robertson as to the applicability of such rule, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)), which determination shall be made in the sole determination of LEI’s counsel (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends.

(iii) Sale of Unlegended Shares.  Robertson agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 2(d)(i) above is predicated upon LEI’s reliance that Robertson will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

(e) Cancellation of Warrant.  This Warrant shall be cancelled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Robertson shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full and Robertson has delivered an original copy of the Warrant, Robertson shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(f)  Holder of Record.  Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Robertson any rights as a stockholder of LEI.

(g)  Delivery of Electronic Shares.   In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided LEI’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of Robertson, so long as the certificates therefor do not bear a legend, and are not required to bear a legend, and Robertson is not obligated to return such certificate for the placement of a legend thereon, LEI shall cause its transfer agent to electronically transmit the Unlegended Shares to Robertson by crediting the account of Robertson's broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system. Otherwise, delivery of the Common Stock shall be by physical delivery to the address specified by Robertson in the Notice of Exercise.  The time periods for delivery and liquidated damages described herein shall apply to the electronic transmittals described herein, or to physical delivery, whichever is applicable.

(h)  Surrender of Warrant Upon Exercise; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, Robertson shall not be required to physically surrender the original Warrant Certificate to LEI unless all of this Warrant is Exercised, in which case Robertson shall deliver the original Warrant being Exercised to LEI promptly following the Date of Exercise at issue.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  Robertson and LEI shall maintain records showing the amount of this Warrant that is Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to Robertson and LEI, so as not to require physical surrender of this original Warrant upon each such Exercise.  In the event of any dispute or discrepancy, such records of Robertson shall be controlling and determinative in the absence of manifest error.  Robertson and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

3.           Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall be $1.35 per share, subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Robertson:

(i)      Cash Exercise: Robertson may exercise this Warrant in cash, via bank or cashier’s check or via wire transfer (a “Cash Exercise”); or

(ii)     Cashless Exercise:  Robertson, at its option, in the event the Warrant Shares have not been registered with the Securities and Exchange Commission, and in the event the Market Price (defined below) of LEI’s Common Stock is greater than the Exercise Price, may exercise this Warrant in one or more cashless exercise transactions any time after (a) the occurrence of an Exercise Event and (b) the expiration of six (6) months from the Date of Issuance then in effect covering the resale of the Warrant Shares issuable upon such exercise, subject to the following sentence.  In the event a registration statement is in effect which relates to some or all of the Warrant Shares, Robertson shall be required to affect a Cash Exercise of this Warrant until such time as Robertson has extinguished the full number of registered Warrant Shares, at which time Robertson shall be eligible for a Cashless Exercise for the remaining unregistered Warrant Shares, if any. In order to effect a Cashless Exercise, Robertson shall surrender this Warrant at the principal office of LEI together with notice of cashless election, in which event LEI shall issue Robertson a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”), assuming that the Exercise Price is less than the Market Price (as defined below):

X = Y (A-B)/A

where:    X = the number of shares of Common Stock to be issued to Robertson.

Y = the number of shares of Common Stock for which this Warrant is beingExercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the average of the  Closing Prices of LEI’s Common Stock during the five (5) consecutive Trading Day period immediately preceding the date of Exercise, or other applicable date).

B = the Exercise Price.

As used herein, the term “Closing Price” for any security as of any date means the last sales price of the security as reported by, or based upon data reported by, Bloomberg L.P. or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and LEI (“Bloomberg”). If the Closing Price cannot be calculated for such security on such date in the manner provided above or if LEI’s Common Stock is not publicly-traded, the Closing Price shall be the fair market value as mutually determined by LEI and Robertson. “Trading Day” shall mean any day on which the Common Stock is traded for any period on a principal securities exchange or other securities market on which the Common Stock is then being traded.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4.           Transfer and Registration. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of LEI, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed.  This Warrant shall be cancelled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Robertson shall be entitled to receive a new Warrant as to the portion hereof retained.

5.           Adjustments; Additional Adjustments; Purchase Rights.

(a)  Recapitalization or Reclassification.  If LEI shall at any time prior to the end of the Term, effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Robertson shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of a decrease in the number of shares, proportionally increased.  LEI shall give Robertson the same notice it provides to holders of Common Stock of any transaction described in this Section 5(a).

(b)  Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection.  No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

(c)  Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Robertson shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(d)  Subdivision or Combination of Common Stock.  If LEI at any time prior to the end of the Term subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase.  If LEI at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(e)  Voluntary Adjustment By Company. LEI may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of LEI (a “Voluntary Adjustment”).

(f)  Adjustment to Number of Shares.  In the event of any adjustment to the Exercise Price prior to the expiration of the Term of this Warrant, pursuant to the terms of this Warrant, including but not limited to any Voluntary Adjustment, the number of Warrant Shares issuable upon Exercise of this Warrant shall be increased such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment, and the number of Warrant Shares issuable in a Cashless Exercise shall be increased accordingly.

(g)  Notice of Adjustments; Notice Failure Adjustment.  Whenever the Exercise Price is required to be adjusted pursuant to the terms of this Warrant, LEI shall within Five (5) Business Days mail to Robertson a notice (an “Exercise Price Adjustment Notice”) setting forth the new Exercise Price and specifying the new number of shares into which the Warrant is convertible after such adjustment and setting forth a statement of the facts requiring such adjustment. LEI shall, upon the written request at any time of Robertson, furnish to Robertson a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to LEI for exchange.  For purposes of clarification, whether or not LEI provides an Exercise Price Adjustment Notice pursuant to this Section 5(g), upon the occurrence of any event that leads to an adjustment of the Exercise Price, Robertson is entitled to receive an Exercise Price and a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether Robertson accurately refers to the adjusted Exercise Price in the Notice of Exercise.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

6.           Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Robertson may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Robertson would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.           Reservation of Shares. From and after the date hereof, LEI shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) equal to 100% (the “Minimum Warrant Share Reservation Amount”) of such number as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 100% of the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”)(based on the Exercise Price in effect from time to time), LEI will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet LEI's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares such that the number of shares authorized and reserved for the Exercise of this Warrant shall exceed the Minimum Warrant Share Reservation Amount. LEI covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens, claims, preemptive rights, rights of first refusal or similar rights of any person or entity.

8.           Restrictions on Transfer.

(a) Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D of the 1933 Act. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

(b) Assignment.  If Robertson can provide LEI with reasonably satisfactory evidence that the conditions above regarding registration or exemption have been satisfied, Robertson may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Robertson shall deliver a written notice to Company, substantially in the form of the Assignment reasonably requested by LEI, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. LEI shall effect the assignment within ten (10) days of receipt of such notice, and shall deliver to the assignee(s) designated by Robertson a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

9.           Non-circumvention.  LEI hereby covenants and agrees that LEI will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of Robertson.  Without limiting the generality of the foregoing, LEI (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that LEI may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

11.          Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant, if any, shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of Robertson to pursue actual damages for any failure by LEI to comply with the terms of this Warrant.  LEI acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to Robertson and that the remedy at law for any such breach may be inadequate.  LEI therefore agrees that, in the event of any such breach or threatened breach, Robertson of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

12.          Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, LEI shall promptly issue to Robertson the number of Warrant Shares that are not disputed and resolve such dispute in accordance with this subsection.  In the case of a dispute as to the arithmetic calculation of the Exercise Price, LEI shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt, or deemed receipt, of the Notice of Exercise or Redemption Notice or other event giving rise to such dispute, as the case may be, to Robertson. If Robertson and LEI are unable to agree upon such determination or calculation within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to Robertson, then LEI shall, within five (5) Business Days submit via facsimile, the disputed arithmetic calculation of the Exercise Price to LEI’s independent, outside accountant or any other matter referred to above that is not expressly designated to the independent investment bank or the independent outside accountant pursuant to an expert attorney from a nationally recognized outside law firm (having at least 50 attorneys and having with no prior relationship with LEI) selected by LEI and approved by Robertson. LEI, at LEI’s expense, shall cause the investment bank or the accountant, law firm, or other expert, as the case may be, to perform the determinations or calculations and notify LEI and Robertson of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

13.           Benefits of this Warrant. Nothing in this Warrant shall be construed to confer upon any person other than LEI and Robertson any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of LEI and Robertson.

14.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Houston, Texas.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Houston, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents (as defined in the Loan Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15.           Loss of Warrant. Upon receipt by LEI of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to LEI, and upon surrender and cancellation of this Warrant, if mutilated, LEI shall execute and deliver a new Warrant of like tenor and date within ten (10) Business Days.

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

16.      Notice or Demands.  Notices or demands pursuant to this Warrant to be given or made by Robertson to or on LEI shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by LEI, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by LEI to or on Robertson shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Robertson set forth in LEI’s records, until another address is designated in writing by Robertson.

17.       Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of LEI and Robertson.

18.            Capacity.   Each signatory below confirms and acknowledges that they have received valid authorization and that each respective party has authorized such signatory to sign this Warrant on such party’s behalf.

19.           Effect of Facsimile and Photocopied Signatures. This Warrant may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Warrant or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Warrant signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Warrant shall be effective as an original for all purposes.

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Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 13th day of August 2013.

Lucas Energy, Inc. By: /s/ Anthony C. Schnur Its: Chief Executive Officer Printed Name: Anthony C. Schnur Date: August 13, 2013

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.

EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO:  LUCAS ENERGY, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of LUCAS ENERGY, INC., a Nevada company ( “LEI”), evidenced by the attached Common Stock Purchase Warrant (#M-1, the “Warrant”), and herewith makes payment of the applicable Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1.           The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the applicable provisions of the Warrant.

2.           The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

________________________________________________________________________
Signature
_______________________________________________________________________
Print Name
_______________________________________________________________________
IF Entity, Entity Name
_______________________________________________________________________
Signatory’s Position With Entity
________________________________________________________________________
Address

_______________________________________________________________________

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
________________________________________________________________________

Common Stock Purchase Warrant (#M-1)
Lucas Energy, Inc.